RBC Capital Markets®	Filed Pursuant to Rule 433 Registration Statement No. 333-171806

The information in this preliminary terms supplement is not complete and may be changed.

Preliminary Terms Supplement

Subject to Completion:
Dated August 6, 2012

Pricing Supplement Dated August   , 2012 to the Product
Prospectus Supplement, Prospectus Supplement, and
Prospectus, Each Dated January 28, 2011
$ __________ Reverse Convertible Notes Each Linked to a Single Reference Stock Royal Bank of Canada

Royal Bank of Canada is offering thirteen (13) separate Reverse Convertible Notes (“RevCons”). Each RevCon offering is a separate offering of RevCons linked to one, and only one, Reference Stock named below. The RevCons offered are senior unsecured obligations of Royal Bank of Canada, will pay a coupon at the interest rate specified below, and will have the terms described in the documents described above, as supplemented or modified by this terms supplement, as set forth below.

The RevCons do not guarantee any return of principal at maturity. Any payments on the RevCons are subject to our credit risk.
Investing in the RevCons involves a number of risks. See “Risk Factors” beginning on page S-1 of the prospectus supplement dated January 28, 2011, “Additional Risk Factors Specific to Your Notes” beginning on page PS-3 of the product prospectus supplement dated January 28, 2011 and “Selected Risk Considerations” beginning on P7 of this preliminary terms supplement.

The RevCons will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. government agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this terms supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Common Terms for All Thirteen RevCons:
Issuer:	Royal Bank of Canada	Listing:	None
Pricing Date:	August 15, 2012	Principal Amount:	$1,000 per RevCons
Issuance Date:	August 20, 2012	Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)
Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.	Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.
Payment at Maturity (if held to maturity):	For each $1,000 principal amount, $1,000 plus any accrued and unpaid interest at maturity unless:
(i) the Final Stock Price is less than the Initial Stock Price; and
(ii) on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount, in addition to accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.

Investors could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.
Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.
Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement

Specific Terms for Each RevCon:
No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3594	Coach, Inc. (COH)	10.25%	85%	3 Months	78008SFV3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3595	Joy Global Inc. (JOY)	11.25%	75%	3 Months	78008SFW1	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3596	United States Steel Corporation (X)	12.50%	75%	3 Months	78008SFX9	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3597	Citigroup Inc. (C)	10.25%	80%	6 Months	78008SFY7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

(continued on the next page)
RBC Capital Markets, LLC

Reverse Convertible Notes Each Linked to a Single Reference Stock

No.	Reference Stock	Coupon Rate	Barrier Price	Term	Cusip	Principal Amount	Price to Public	Agent’s Commission	Proceeds to Royal Bank of Canada
3598	D.R. Horton, Inc. (DHI)	12.50%	80%	6 Months	78008SFZ4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3599	Freeport-McMoRan Copper & Gold Inc. (FCX)	11.00%	80%	6 Months	78008SGA8	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3600	F5 Networks, Inc. (FFIV)	13.25%	75%	6 Months	78008SGB6	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3601	Owens-Illinois, Inc. (OI)	10.25%	80%	6 Months	78008SGC4	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3602	Tesoro Corporation (TSO)	11.25%	80%	6 Months	78008SGD2	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3603	Valero Energy Corporation (VLO)	10.50%	80%	6 Months	78008SGE0	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3604	Whirlpool Corporation (WHR)	10.00%	75%	6 Months	78008SGF7	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3605	eBay Inc. (EBAY)	8.75%	80%	12 Months	78008SGG5	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%
3606	Harley-Davidson, Inc. (HOG)	10.25%	80%	12 Months	78008SGH3	$[ ]	100%	$[ ] [ ]%	$[ ] [ ]%

The price at which you purchase the RevCons includes hedging costs and profits that Royal Bank of Canada or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the RevCons. As a result, you may experience an immediate and substantial decline in the market value of your RevCons on the Issue Date.

We may use this terms supplement in the initial sale of the RevCons. In addition, RBC Capital Markets, LLC or another of our affiliates may use this terms supplement in a market-making transaction in the RevCons after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this terms supplement is being used in a market-making transaction.

RBC Capital Markets, LLC
P2

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this terms supplement, the product prospectus supplement, the prospectus supplement, and the prospectus.

General:
This terms supplement relates to thirteen (13) separate Reverse Convertible Notes (“RevCons”) offerings.  Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. Three (3) of the Notes have a term of three months (“Three Month Notes”), eight (8) have a term of six months (“Six Month Notes”) and two (2) have a term of twelve months (“Twelve Month Notes”). The term of each Note is indicated above.  If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes.  The Notes offered by this terms supplement do not represent Notes linked to a basket of two or more of the Reference Stocks.

Issuer:	Royal Bank of Canada (“Royal Bank”)

Issue:	Senior Medium-Term Notes, Series E

Pricing Date:	August 15, 2012

Issuance Date:	August 20, 2012

Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 thereafter.

Designated Currency:	U.S. Dollars

Coupon Payment:	Each coupon will be paid in equal monthly payments. (30/360)

Coupon Payment Date(s):	The coupon will be paid on the 20thth day of each month during the term of the Note, including the final coupon, which will be paid on the applicable Maturity Date.

Three Month Notes:

Valuation Date:	November 15, 2012

Maturity Date:	November 20 , 2012

Six Month Notes:

Valuation Date:	February 15, 2013

Maturity Date:	February 21, 2013

Twelve Month Notes:

Valuation Date:	August 15, 2013

Maturity Date:	August 20, 2013

Reference Stocks:	As set forth on the cover page.

Term:	As set forth on the cover page.

RBC Capital Markets, LLC
P3

Reverse Convertible Notes Each Linked to a Single Reference Stock

Initial Stock Price:	The closing price of the Reference Stock on the Pricing Date.

Final Stock Price:	The closing price of the Reference Stock on the applicable Valuation Date.

Payment at Maturity (if held to maturity):
For each $1,000 principal amount of the Notes, the investor will receive $1,000 plus any accrued and unpaid interest at maturity unless:

(i)          the Final Stock Price is less than the Initial Stock Price; and

(ii)         on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value of those shares.  If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

Investors in the Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the applicable Reference Stock.

Monitoring Period:	From and excluding the Pricing Date to and including the applicable Valuation Date.

Monitoring Method:	Close of Trading Day

Physical Delivery Amount:
For each $1,000 principal amount, a number of shares of the Reference Stock equal to the principal amount divided by the Initial Stock Price, subject to adjustment as described in the product prospectus supplement.  If this number is not a round number, then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Calculation Agent:	RBC Capital Markets, LLC

Secondary Market:
RBC Capital Markets, LLC (or one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.  The amount that an investor may receive upon sale of the Notes prior to maturity may be less than the principal amount of those Notes.

Listing:	None

Settlement:	DTC global notes

Terms Incorporated in the Master Note:
All of the terms appearing above the item captioned “Secondary Market” on the cover page and pages P2, P3 and P4 of this terms supplement and the terms appearing under the caption “General Terms of the Notes” in the product prospectus supplement.

RBC Capital Markets, LLC
P4

Reverse Convertible Notes Each Linked to a Single Reference Stock

ADDITIONAL TERMS OF YOUR NOTES

You should read this terms supplement together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011 and the product prospectus supplement dated January 28, 2011, relating to our Senior Global Medium-Term Notes, Series E, of which these Notes are a part. Capitalized terms used but not defined in this terms supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict, this terms supplement will control. The Notes vary from the terms described in the product prospectus supplement in several important ways. You should read this terms supplement carefully.

This terms supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement dated January 28, 2011 and “Additional Risk Factors Specific to the Notes” in the product prospectus supplement dated January 28, 2011, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

Product Prospectus Supplement dated January 28, 2011:
http://www.sec.gov/Archives/edgar/data/1000275/000121465911000427/c24110424b5.htm

Our Central Index Key, or CIK, on the SEC Website is 1000275.  As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Royal Bank of Canada.

Royal Bank of Canada has filed a registration statement (including a product supplement, and prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this document relates. Before you invest, you should read those documents and the other documents relating to this offering that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Royal Bank of Canada, any agent or any dealer participating in this offering will arrange to send you the product prospectus, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.

RBC Capital Markets, LLC
P5

Reverse Convertible Notes Each Linked to a Single Reference Stock

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY

The examples set forth below are provided for illustration purposes only.  The assumptions in each of the examples are purely hypothetical and do not relate to the actual performance of any Reference Stock.  The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date.  We cannot predict the actual performance of any Reference Stock.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Stock Price of $100, a Barrier Price of $80.00 and an initial investment of $1,000. Hypothetical Final Stock Prices are shown in the first column on the left.  For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Stock Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in a case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period.  The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

Hypothetical Final Stock Price	If the closing market price of the Reference Stock does not fall below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	If the closing market price of the Reference Stock falls below the Barrier Price on any day during the Monitoring Period: Payment at Maturity as Percentage of Principal Amount	Physical Delivery Amount as Number of Shares of the Reference Stock	Cash Delivery Amount
$200.00	100.00%	100.00%	n/a	n/a
$175.00	100.00%	100.00%	n/a	n/a
$150.00	100.00%	100.00%	n/a	n/a
$125.00	100.00%	100.00%	n/a	n/a
$100.00	100.00%	100.00%	n/a	n/a
$90.00	100.00%	Physical or Cash Delivery Amount	10	$900
$80.00	100.00%	Physical or Cash Delivery Amount	10	$800
$79.90	n/a	Physical or Cash Delivery Amount	10	$799
$70.00	n/a	Physical or Cash Delivery Amount	10	$700
$60.00	n/a	Physical or Cash Delivery Amount	10	$600
$50.00	n/a	Physical or Cash Delivery Amount	10	$500
$25.00	n/a	Physical or Cash Delivery Amount	10	$250
$0.00	n/a	Physical or Cash Delivery Amount	10	$0.00

RBC Capital Markets, LLC
P6

Reverse Convertible Notes Each Linked to a Single Reference Stock

The Payments at Maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical Payments at Maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the Notes or on an investment in the Reference Stock.  Please read “Additional Risk Factors Specific to Your Notes” and “Hypothetical Returns on Your Notes” in the accompanying product prospectus supplement.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments.  For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond purchased, and an option sold, by the investor (with an implicit option premium paid over time to the investor).  The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under “Supplemental Discussion of Canadian Tax Consequences” and “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks.  Investing in the Notes is not equivalent to investing directly in the applicable Reference Stock.  These risks are explained in more detail in the section “Additional Risk Factors Specific to Your Notes” in the product prospectus supplement.  In addition to the risks described in the prospectus supplement and the product prospectus supplement, you should consider the following:

•
Principal at Risk — Investors in the Notes could lose some or a substantial value of their principal amount if there is a decline in the trading price of the Reference Stock between the pricing date and the valuation date. The rate of interest payable on the Notes, which will be payable for less than one year, may not be sufficient to compensate for any such loss.

•
Market Disruption Events and Adjustments —The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement.  For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes—Consequences of Market Disruption Events” in the product prospectus supplement.

•
The Inclusion in the Purchase Price of the Notes of a Selling Concession and of Royal Bank’s Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity — The price at which you purchase of the Notes includes a selling concession (including a broker’s commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the Notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your Notes to maturity.

RBC Capital Markets, LLC
P7

Reverse Convertible Notes Each Linked to a Single Reference Stock

 U.S. FEDERAL TAX INFORMATION

•
RevCon 78008SFV3 (COH): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SFW1 (JOY): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SFX9 (X): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SFY7 (C): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SFZ4 (DHI): [ ]% of each stated interest payment (12.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SGA8 (FCX): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SGB6 (FFIV): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SGC4 (OI): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SGD2 (TSO): [ ]% of each stated interest payment (11.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SGE0 (VLO): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SGF7 (WHR): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

RBC Capital Markets, LLC
P8

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
RevCon 78008SGG5 (EBAY): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

•
RevCon 78008SGH3 (HOG): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment will be treated as payment for the Put Option for U.S. federal income tax purposes.

Please see the discussion (including the opinion of our counsel Morrison & Foerster LLP) in the product prospectus supplement dated January 28, 2011 under “Supplemental Discussion of U.S. Federal Income Tax Consequences,” which applies to your Notes.

A “dividend equivalent” payment is treated as a dividend from sources within the U.S. and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder (as defined in the product prospectus supplement).  Under recently proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S. source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Notes, may be treated as dividend equivalents.  If enacted in their current form, the regulations may impose a withholding tax on payments made on the Notes (including payments of principal) on or after January 1, 2013 that are treated as dividend equivalents.  In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.  Further, non-U.S. holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Notes in order to minimize or avoid U.S. withholding taxes.

RBC Capital Markets, LLC
P9

Reverse Convertible Notes Each Linked to a Single Reference Stock

INFORMATION REGARDING THE ISSUERS OF THE REFERENCE STOCKS

Each Reference Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”). Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “SEC”).  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov.  In addition, information regarding each Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding each issuer of the Reference Stocks is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by each issuer with the SEC, information published by it on its respective website or in any other format, information about it obtained from any other source or the information provided below.

•
Coach, Inc. designs, produces, and markets primarily leather goods. The company's products include handbags, business cases, men's and women's accessories, luggage and travel accessories, leather outerwear, and gloves. The company, together with a licensing partner, offers watches, footwear, furniture, and eyewear. Its common stock trades on the New York Stock Exchange under the symbol “COH.”

•
Joy Global Inc. manufactures and markets underground mining equipment and surface mining equipment. The company's equipment is used for the extraction of ores and minerals. Prior to December 6, 2011, its common stock traded on the NASDAQ OMX under the symbol “JOYG.” Its common stock currently trades on the New York Stock Exchange under the symbol “JOY.”

•
United States Steel Corporation is an integrated steel producer flat-rolled and tubular products with production operations in North America and Europe. The company uses iron ore and coke as primary raw materials for steel production. Its common stock trades on the New York Stock Exchange under the symbol “X.”

•
Citigroup Inc. is a diversified financial services holding company that provides a broad range of financial services to consumer and corporate customers around the world. The company's services include investment banking, retail brokerage, corporate banking, and cash management products and services. Its common stock trades on the New York Stock Exchange under the symbol “C.”

•
D.R. Horton, Inc. constructs and sells single-family homes designed primarily for the entry-level and move-up markets. The company operates in the Midwest, Mid-Atlantic, Southeast, Southwest, and Western regions of the United States. The company also, through its financial services operations, provide mortgage financing and title agency services to homebuyers. Its common stock trades on the New York Stock Exchange under the symbol “DHI.”

•
Freeport-McMoRan Copper & Gold Inc., through its subsidiary, is a copper, gold and molybdenum mining company. The company primarily mines for copper and owns mining interests in Chile and Indonesia. The company, through a subsidiary, is also involved in smelting and refining of copper concentrates. Its common stock trades on the New York Stock Exchange under the symbol “FCX.”

RBC Capital Markets, LLC
P10

Reverse Convertible Notes Each Linked to a Single Reference Stock

•
F5 Networks, Inc. provides integrated Internet traffic management solutions designed to improve the availability and performance of mission-critical Internet-based servers and applications. The company's software-based solutions manage, control and optimize Internet traffic and content. Its common stock trades on the Nasdaq Global Select Market under the symbol “FFIV.”

•
Owens-Illinois, Inc. manufactures glass packaging products. The company produces glass containers for malt beverages, including beer and ready-to-drink low-alcohol refreshers, liquor, wine, food, tea, juice and pharmaceuticals. The company sells its products to customers around the world. Its common stock trades on the New York Stock Exchange under the symbol “OI.”

•
Tesoro Corporation refines and markets petroleum products, and provides transporting services. The company operates refineries, as well as a network of retail and refueling stations in the western United States. The company also markets gasoline and diesel fuel to independent marketers and commercial end users. Its common stock trades on the New York Stock Exchange under the symbol “TSO.”

•
Valero Energy Corporation is an independent petroleum refining and marketing company that owns and operates refineries in the United States, Canada, and Aruba. The company produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products as well as diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates. Its common stock trades on the New York Stock Exchange under the symbol “VLO.”

•
Whirlpool Corporation manufactures and markets major home appliances. The company's principal products include laundry appliances, refrigeration and room air conditioning equipment, cooking appliances, dishwashers, and mixers and other small household appliances. The company's products are sold worldwide Its common stock trades on the New York Stock Exchange under the symbol “WHR.”

•
eBay Inc. operates an online trading community. The company's service is used by buyers and sellers for the exchange of products and services such as coins, collectibles, computers, memorabilia, stamps and toys, as well as concert and sporting tickets. The companyalso offers, through a subsidiary, secure online payment services. Its common stock trades on the Nasdaq Global Select Market under the symbol “EBAY.”

•
Harley-Davidson, Inc. designs, manufactures, and sells motorcycles. The company's products include heavyweight touring, custom, and performance motorcycles, as well as a line of motorcycle parts, accessories, and general merchandise. The company also provides motorcycle floor planning and parts and accessories financing to its North American and European dealers. Its common stock trades on the New York Stock Exchange under the symbol “HOG.”

RBC Capital Markets, LLC
P11

Reverse Convertible Notes Each Linked to a Single Reference Stock

HISTORICAL INFORMATION

The following graphs set forth the recent historical performances of each of the Reference Stocks.  In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock.  The information provided in each table is for the four calendar quarters of 2009, 2010, and 2011, the first and second calendar quarters of 2012, and the period from July 1, 2012 to August 6, 2012.

We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg Financial Markets.  The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of any Reference Stock on the applicable Valuation Date.  We cannot give you assurance that the performance of any Reference Stock will not result in the loss of all or part of your investment.

RBC Capital Markets, LLC
P12

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	22.45	11.41	16.70
4/1/2009	6/30/2009	28.74	16.25	26.88
7/1/2009	9/30/2009	33.80	22.94	32.92
10/1/2009	12/31/2009	37.36	31.04	36.53

1/1/2010	3/31/2010	40.60	32.96	39.52
4/1/2010	6/30/2010	44.37	35.70	36.55
7/1/2010	9/30/2010	43.86	33.76	42.96
10/1/2010	12/31/2010	58.55	42.27	55.31

1/1/2011	3/31/2011	58.28	49.24	52.04
4/1/2011	6/30/2011	64.42	50.38	63.93
7/1/2011	9/30/2011	69.18	45.70	51.83
10/1/2011	12/30/2011	66.53	48.37	61.04

1/1/2012	3/30/2012	79.64	59.74	77.28
4/1/2012	6/29/2012	79.00	55.18	58.48
7/1/2012	8/6/2012	62.47	48.24	54.84

RBC Capital Markets, LLC
P13

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	28.06	15.38	21.30
4/1/2009	6/30/2009	42.25	20.29	35.72
7/1/2009	9/30/2009	50.56	30.21	48.94
10/1/2009	12/31/2009	59.27	43.81	51.59

1/1/2010	3/31/2010	61.28	42.47	56.60
4/1/2010	6/30/2010	65.93	44.25	50.09
7/1/2010	9/30/2010	72.00	48.05	70.32
10/1/2010	12/31/2010	88.20	67.72	86.75

1/1/2011	3/31/2011	100.57	83.80	98.81
4/1/2011	6/30/2011	103.44	82.61	95.24
7/1/2011	9/30/2011	101.42	62.22	62.38
10/1/2011	12/30/2011	90.93	72.61	74.97

1/1/2012	3/30/2012	95.99	70.17	73.50
4/1/2012	6/29/2012	77.61	50.90	56.73
7/1/2012	8/6/2012	58.55	47.69	52.45

RBC Capital Markets, LLC
P14

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	41.30	16.66	21.13
4/1/2009	6/30/2009	43.15	20.18	35.74
7/1/2009	9/30/2009	51.65	29.36	44.37
10/1/2009	12/31/2009	58.19	33.25	55.12

1/1/2010	3/31/2010	66.45	42.33	63.52
4/1/2010	6/30/2010	70.95	38.39	38.55
7/1/2010	9/30/2010	51.38	36.94	43.84
10/1/2010	12/31/2010	59.50	39.78	58.42

1/1/2011	3/31/2011	64.02	51.33	53.94
4/1/2011	6/30/2011	55.75	40.95	46.04
7/1/2011	9/30/2011	47.32	21.73	22.01
10/1/2011	12/30/2011	29.23	18.85	26.46

1/1/2012	3/30/2012	32.52	24.78	29.37
4/1/2012	6/29/2012	30.66	17.67	20.60
7/1/2012	8/6/2012	23.34	17.81	22.94

RBC Capital Markets, LLC
P15

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	75.80	9.70	25.30
4/1/2009	6/30/2009	44.80	24.30	29.70
7/1/2009	9/30/2009	54.20	25.50	48.40
10/1/2009	12/31/2009	50.00	31.50	33.10

1/1/2010	3/31/2010	44.00	31.10	40.50
4/1/2010	6/30/2010	50.70	35.30	37.60
7/1/2010	9/30/2010	43.00	36.20	39.00
10/1/2010	12/31/2010	48.50	39.10	47.30

1/1/2011	3/31/2011	51.50	43.40	44.20
4/1/2011	6/30/2011	46.90	36.76	41.64
7/1/2011	9/30/2011	43.05	23.19	25.62
10/1/2011	12/30/2011	34.40	21.40	26.31

1/1/2012	3/30/2012	38.40	27.16	36.55
4/1/2012	6/29/2012	37.14	24.61	27.41
7/1/2012	8/6/2012	28.72	24.91	28.56

RBC Capital Markets, LLC
P16

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	11.35	5.72	9.70
4/1/2009	6/30/2009	13.74	8.54	9.36
7/1/2009	9/30/2009	13.90	8.27	11.41
10/1/2009	12/31/2009	13.00	9.69	10.87

1/1/2010	3/31/2010	13.50	10.87	12.60
4/1/2010	6/30/2010	15.44	9.82	9.83
7/1/2010	9/30/2010	11.38	9.42	11.12
10/1/2010	12/31/2010	12.30	9.77	11.93

1/1/2011	3/31/2011	13.50	11.19	11.65
4/1/2011	6/30/2011	12.67	10.63	11.52
7/1/2011	9/30/2011	12.54	8.82	9.04
10/1/2011	12/30/2011	12.89	8.03	12.61

1/1/2012	3/30/2012	16.45	12.75	15.17
4/1/2012	6/29/2012	18.44	13.80	18.38
7/1/2012	8/6/2012	19.35	16.94	17.48

RBC Capital Markets, LLC
P17

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	21.73	10.59	19.06
4/1/2009	6/30/2009	30.78	18.30	25.06
7/1/2009	9/30/2009	36.72	21.60	34.31
10/1/2009	12/31/2009	43.68	31.51	40.15

1/1/2010	3/31/2010	45.28	33.02	41.77
4/1/2010	6/30/2010	44.15	29.12	29.57
7/1/2010	9/30/2010	43.96	28.36	42.70
10/1/2010	12/31/2010	60.39	43.19	60.05

1/1/2011	3/31/2011	61.35	46.25	55.55
4/1/2011	6/30/2011	58.75	46.06	52.90
7/1/2011	9/30/2011	56.78	30.37	30.45
10/1/2011	12/30/2011	43.50	28.85	36.79

1/1/2012	3/30/2012	48.96	36.76	38.04
4/1/2012	6/29/2012	39.43	31.16	34.07
7/1/2012	8/6/2012	35.99	31.08	34.34

RBC Capital Markets, LLC
P18

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	24.55	18.42	20.95
4/1/2009	6/30/2009	36.28	20.51	34.59
7/1/2009	9/30/2009	40.16	32.48	39.63
10/1/2009	12/31/2009	53.59	37.93	52.98

1/1/2010	3/31/2010	65.10	47.11	61.51
4/1/2010	6/30/2010	77.10	60.50	68.57
7/1/2010	9/30/2010	107.30	66.79	103.81
10/1/2010	12/31/2010	143.75	89.05	130.16

1/1/2011	3/31/2011	145.76	91.10	102.57
4/1/2011	6/30/2011	114.90	92.04	110.25
7/1/2011	9/30/2011	119.66	69.04	71.05
10/1/2011	12/30/2011	117.27	69.60	106.12

1/1/2012	3/30/2012	136.46	99.61	134.96
4/1/2012	6/29/2012	139.46	92.09	99.56
7/1/2012	8/6/2012	103.13	88.31	97.13

RBC Capital Markets, LLC
P19

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	27.69	9.60	14.44
4/1/2009	6/30/2009	31.00	14.16	28.01
7/1/2009	9/30/2009	39.00	25.66	36.90
10/1/2009	12/31/2009	39.55	29.84	32.87

1/1/2010	3/31/2010	36.10	25.61	35.54
4/1/2010	6/30/2010	37.96	26.34	26.45
7/1/2010	9/30/2010	30.68	24.92	28.06
10/1/2010	12/31/2010	31.03	25.95	30.70

1/1/2011	3/31/2011	32.66	28.41	30.19
4/1/2011	6/30/2011	33.32	24.59	25.81
7/1/2011	9/30/2011	27.05	15.12	15.12
10/1/2011	12/30/2011	21.49	13.44	19.38

1/1/2012	3/30/2012	25.43	19.74	23.34
4/1/2012	6/29/2012	24.69	17.90	19.17
7/1/2012	8/6/2012	20.13	17.33	18.34

RBC Capital Markets, LLC
P20

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	19.16	11.88	13.47
4/1/2009	6/30/2009	18.76	12.25	12.73
7/1/2009	9/30/2009	16.04	10.63	14.98
10/1/2009	12/31/2009	16.92	12.27	13.55

1/1/2010	3/31/2010	15.33	11.49	13.90
4/1/2010	6/30/2010	14.43	10.76	11.67
7/1/2010	9/30/2010	13.49	10.40	13.36
10/1/2010	12/31/2010	18.94	12.80	18.54

1/1/2011	3/31/2011	27.96	17.60	26.83
4/1/2011	6/30/2011	28.74	20.40	22.91
7/1/2011	9/30/2011	25.78	17.83	19.47
10/1/2011	12/30/2011	29.60	17.44	23.36

1/1/2012	3/30/2012	30.14	21.50	26.84
4/1/2012	6/29/2012	27.27	20.77	24.96
7/1/2012	8/6/2012	33.06	24.84	32.76

RBC Capital Markets, LLC
P21

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	26.20	15.71	17.90
4/1/2009	6/30/2009	23.61	15.89	16.89
7/1/2009	9/30/2009	21.10	15.29	19.39
10/1/2009	12/31/2009	21.47	15.76	16.75

1/1/2010	3/31/2010	20.98	17.12	19.70
4/1/2010	6/30/2010	21.49	16.25	17.98
7/1/2010	9/30/2010	18.38	15.50	17.51
10/1/2010	12/31/2010	23.70	17.17	23.12

1/1/2011	3/31/2011	30.96	23.01	29.82
4/1/2011	6/30/2011	31.12	22.96	25.57
7/1/2011	9/30/2011	27.09	17.77	17.78
10/1/2011	12/30/2011	26.78	16.40	21.05

1/1/2012	3/30/2012	28.68	19.12	25.77
4/1/2012	6/29/2012	26.54	20.00	24.15
7/1/2012	8/6/2012	28.35	23.47	28.14

RBC Capital Markets, LLC
P22

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	49.08	19.20	29.59
4/1/2009	6/30/2009	49.96	28.45	42.56
7/1/2009	9/30/2009	73.81	41.34	69.96
10/1/2009	12/31/2009	85.01	65.40	80.66

1/1/2010	3/31/2010	91.11	73.31	87.25
4/1/2010	6/30/2010	118.44	86.86	87.82
7/1/2010	9/30/2010	96.90	71.00	80.96
10/1/2010	12/31/2010	91.25	73.00	88.83

1/1/2011	3/31/2011	92.25	79.16	85.36
4/1/2011	6/30/2011	92.00	72.48	81.32
7/1/2011	9/30/2011	82.97	47.35	49.91
10/1/2011	12/30/2011	61.98	45.22	47.45

1/1/2012	3/30/2012	79.36	47.73	76.86
4/1/2012	6/29/2012	76.99	54.08	61.16
7/1/2012	8/6/2012	70.97	59.86	70.02

RBC Capital Markets, LLC
P23

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	15.48	9.91	12.56
4/1/2009	6/30/2009	18.39	12.28	17.13
7/1/2009	9/30/2009	24.73	15.78	23.61
10/1/2009	12/31/2009	25.80	21.52	23.54

1/1/2010	3/31/2010	28.36	21.52	26.95
4/1/2010	6/30/2010	27.67	19.54	19.61
7/1/2010	9/30/2010	25.16	19.06	24.40
10/1/2010	12/31/2010	31.64	23.94	27.83

1/1/2011	3/31/2011	35.35	27.22	31.04
4/1/2011	6/30/2011	34.65	28.16	32.27
7/1/2011	9/30/2011	34.99	26.86	29.49
10/1/2011	12/30/2011	34.43	27.42	30.33

1/1/2012	3/30/2012	38.18	29.55	36.89
4/1/2012	6/29/2012	43.93	35.32	42.01
7/1/2012	8/6/2012	46.15	38.06	44.77

RBC Capital Markets, LLC
P24

Reverse Convertible Notes Each Linked to a Single Reference Stock

Period-Start Date	Period-End Date	High Intra-Day Price of the Reference Stock in ($)	Low Intra-Day Price of the Reference Stock in ($)	Period-End Closing Price of the Reference Stock in ($)
1/1/2009	3/31/2009	20.01	7.99	13.39
4/1/2009	6/30/2009	22.73	12.90	16.21
7/1/2009	9/30/2009	25.56	14.99	23.00
10/1/2009	12/31/2009	29.99	20.76	25.20

1/1/2010	3/31/2010	28.98	21.81	28.07
4/1/2010	6/30/2010	36.13	22.00	22.23
7/1/2010	9/30/2010	29.23	21.26	28.44
10/1/2010	12/31/2010	35.59	28.27	34.67

1/1/2011	3/31/2011	43.14	34.59	42.49
4/1/2011	6/30/2011	43.14	34.70	40.97
7/1/2011	9/30/2011	46.88	31.50	34.33
10/1/2011	12/30/2011	40.89	31.93	38.87

1/1/2012	3/30/2012	50.93	38.93	49.08
4/1/2012	6/29/2012	54.31	43.80	45.73
7/1/2012	8/6/2012	47.62	37.92	41.94

RBC Capital Markets, LLC
P25

Reverse Convertible Notes Each Linked to a Single Reference Stock

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about August 20, 2012, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

For additional information as to the relationship between us and RBC Capital Markets, LLC, please see the section “Plan of Distribution—Conflicts of Interest” in the prospectus.

RBC Capital Markets, LLC
P26